EXHIBIT 10.128

THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                           CONVERTIBLE PROMISSORY NOTE

Date: December 10, 2003                                              $__________

         FOR VALUE RECEIVED, P-COM, INC., a corporation organized under the laws of the State of Delaware (hereinafter called the "BORROWER" or the "CORPORATION"), hereby promises to pay to the order of ____________________, or its registered assigns (the "HOLDER"), the sum of ____________________ ($_____) on December 10, 2006 (the "SCHEDULED MATURITY DATE"), and to pay interest on the unpaid principal balance hereof at a rate of seven percent (7%) per annum (except as otherwise provided herein). Interest shall accrue on the unpaid principal balance hereof from the date hereof (the "ISSUE DATE"), until the same is paid, whether at maturity, or upon prepayment, repayment, or otherwise. Interest shall be calculated based on a 365 day year and the principal amount hereof, together with all accrued and unpaid interest thereon, shall be due and payable on the Scheduled Maturity Date. All payments of principal and interest (to the extent not converted in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Holder shall have given or shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

         The term "NOTE" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. This Note is being issued by the Borrower in consideration of the Holder's cancellation of $__________ in outstanding principal under certain promissory notes issued to the Holder by SPEEDCOM Wireless Corporation, a Delaware corporation.

                                    ARTICLE I
                                   PREPAYMENT

      A. Optional Prepayment. This Note may be prepaid in whole or in part (including, without limitation, in accordance with Article III hereof), from time to time, by the Borrower without premium or penalty.

                                   ARTICLE II
                               CERTAIN DEFINITIONS

      The following terms shall have the following meanings:


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      A. "COMMON STOCK" means the common stock, par value $0.0001 per share, of the Corporation.

      B. "CONVERSION AMOUNT" means the outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, on the Conversion Date.

      C. "CONVERSION DATE" means the date on which this Note is converted into Conversion Securities pursuant to Section III.A hereof.

      D. "CONVERSION SECURITIES" means shares of Common Stock.

      E. "CONVERSION PRICE" means $0.20 (as adjusted for stock splits, stock dividends or similar occurrences).

      F. "DAILY MARKET PRICE" means, as of any date of determination, the volume weighted average price for the Common Stock, for the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such trading day and further shall be subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (in any case, "BLOOMBERG"), or if the foregoing does not apply, the volume weighted average price for the Common Stock on the OTC Bulletin Board (the "BULLETIN BOARD") for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the volume weighted average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC, in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. For the avoidance of doubt, the trading day immediately preceding any Conversion Date is the last calendar day that is a trading day and which is immediately preceding the Conversion Date. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Holder, with the costs of such appraisal to be borne by the Corporation.

                                  ARTICLE III
                                   CONVERSION

      A. Conversion. At any time on or prior to the Scheduled Maturity Date, the unpaid principal amount hereof and any accrued interest thereon may be converted, at the option of the Borrower, into such number of fully paid and non-assessable Conversion Securities as determined in accordance with Section III.B below.

      B. Conversion Formula.

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            (i) The number of Conversion Securities issuable upon conversion of this Note shall be that number of shares of Common Stock as is equal to the quotient obtained by dividing (x) the Conversion Amount by (y) the Conversion Price then in effect.

      C. Mechanics of Conversion.

            (i) On the Conversion Date, the Holder shall surrender or cause to be surrendered this Note, duly endorsed to the Corporation or the Corporation's transfer agent.

            (ii) The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the Conversion Securities upon the conversion of this Note.

            (iii) No fractional shares of Common Stock are to be issued upon the conversion of this Note, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Daily Market Price of a share of Common Stock on the date of such conversion.

      D. Limitations on Conversion. In no event shall the Borrower have the right to convert this Note into shares of Common Stock to the extent that such conversion would result in the Holder or any of its affiliates together beneficially owning more than 9.999% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and Regulation 13D-G thereunder. The restriction contained in this Section III.D may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock (considered separately as a single class without giving effect to Article XI hereof) and the Holder shall approve, in writing, such alteration, amendment, deletion or change; provided, however, that no such alteration, amendment, deletion or change shall be effective until the 61st day following the later of the vote of the holders of the Common Stock or the Holder.

                                   ARTICLE IV
                              RESERVATION OF SHARES

      A. Reserved Amount. The Corporation shall reserve __________ authorized and unissued shares of Common Stock for issuance upon conversion of this Note pursuant to Section III.A hereof, and thereafter the number of authorized but unissued shares of Common Stock so reserved shall not be decreased and shall at all times be sufficient to provide for the conversion of this Note pursuant to
Section III.A hereof at the then current Conversion Price (the number of shares of Common Stock so reserved pursuant to this Section IV.A being referred to herein as the "RESERVED AMOUNT").

                                    ARTICLE V
                                  MISCELLANEOUS

      A. Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.


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      B. Notices. Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Corporation:

                           P-Com, Inc.
                           3175 South Winchester Blvd.
                           Campbell, CA 95008
                           Telephone: (408) 866-3666
                           Facsimile:  (408) 874-4461
                           Attention:  Chief Executive Officer

                           If to the Holder:

                           [NAME]
                           [ADDRESS]
                           [ADDRESS]
                           Telephone:
                           Facsimile:
                           Attention:

      Each party shall provide notice to the other parties of any change in address or the address of any transferee of the Note.

      C. Amendment Provision. This Note and any provision hereof may be amended only by an instrument in writing signed by the Corporation and the Holder.

      D. Assignability. This Note shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary contained in this Note, this Note may be pledged and all rights of the Holder under this Note may be assigned to any affiliate or to any other person or entity without the consent of the Corporation.

      E. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Corporation irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Corporation irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Corporation further agrees that service of process upon the Corporation mailed by first class mail shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding. Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law. The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.


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      F. Lost or Stolen Notes. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of the Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Note, the Corporation shall execute and deliver a new Note of like tenor and date.

      G. Payment of Cash. Whenever the Corporation is required to make any cash payment to the Holder hereunder (whether a upon prepayment, repayment or otherwise), such cash payment shall be made in U.S. dollars to the Holder within five business days after delivery by such Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five business day period, the Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

      H. Status as Note Holder. Upon an automatic conversion pursuant to Article III hereof, (i) the principal amount of this Note (but none of the accrued and unpaid interest thereon) shall be deemed converted into Conversion Securities as of the Conversion Date and (ii) the Holder's rights as a Holder of this Note shall cease and terminate, excepting only the right (A) to receive certificates for such Conversion Securities and (B) to exercise any remedies provided herein or otherwise available at law or in equity to the Holder because of a failure by the Corporation to comply with the terms of this Note.

      I. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Note. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Notes and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of the Notes shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      J. Business Day. For purposes of this Note, the term "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close. If any payment to be made hereunder shall be stated to be or become due on a day which is not a business day, such payment shall be made on the next following business day and such extension of time shall be included in computing interest in connection with such payment.


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      K. Certain Waivers. Borrower and each endorser hereby waive presentment, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, and hereby waive all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

      L. JURY TRIAL WAIVER. BORROWER HEREBY WAIVES, AND HOLDER BY ITS ACCEPTANCE HEREOF WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO ACCEPT AND RELY UPON THIS NOTE.

      M. Severability. If any provision of this Note shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Note.

      N. Maximum Interest Rate. If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the Holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

                            [Signature Page Follows]


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      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first above written.

                                        P-COM, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


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